CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of JumboSports Inc. and subsidiaries on Forms S-8 (File Nos. 333-45051 and 333-45043) of our report dated April 23, 1999, on our audits of the consolidated financial statements of JumboSports Inc. and subsidiaries as of January 30, 1998 and January 29, 1999 and for the years ended January 31, 1997, January 30, 1998 and January 29, 1999, which report is included in this annual report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
April 29, 1999